UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/19/2008

O.I. CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-6511

Oklahoma	73-0728053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

151 Graham Road
P.O. Box 9010
College Station, TX 77842
(Address of principal executive offices, including zip code)

(979) 690-1711
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 19, 2008, the Board of Directors of OI Corporation (the "Company") amended Section 2 of Article III of the Company's Bylaws to provide that the number of directors that shall constitute the whole Board of Directors (the "Board") shall be determined from time to time by a vote of a majority of the Board. Prior to this amendment, the number of directors was set at nine directors, provided that the size of the Board could be increased to as many as 13 or decreased to as few as three with the approval of 80% or more of the members of the Board. Each director shall continue to be elected annually by the Company's shareholders and shall hold office until his or her successor shall be elected and qualified at an appropriate annual meeting of the Company's shareholders.

The amendment to the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1        Text of Amendment to Section 2 of Article III of the Company's Bylaws as adopted January 19, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O.I. CORPORATION

Date: January 22, 2008	By:	/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Text of Amendment to Section 2 of Article III of the Company's Bylaws as adopted January 19, 2008.